Exhibit 99.1

FOR IMMEDIATE RELEASE

Idenix Pharmaceuticals Contacts:

Kelly Barry (617) 995-9033 (media)

Teri Dahlman (617) 995-9807 (investors)

IDENIX PHARMACEUTICALS REPORTS

FOURTH QUARTER AND YEAR ENDED 2012 FINANCIAL RESULTS

CAMBRIDGE, Mass., February 25, 2013 — Idenix Pharmaceuticals, Inc. (NASDAQ: IDIX), a biopharmaceutical company engaged in the discovery and development of drugs for the treatment of human viral diseases, today reported unaudited financial results for the fourth quarter and year ended December 31, 2012.

HCV Pipeline and Business Review

IDX719, NS5A Inhibitor Program

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In January 2013, Idenix entered into a non-exclusive collaboration with Janssen Pharmaceuticals, Inc. for the clinical development of all-oral direct-acting antiviral (DAA) HCV combination therapies. The collaboration will evaluate combinations including IDX719, Idenix’s once-daily pan-genotypic NS5A inhibitor, simeprevir (TMC435), a once-daily protease inhibitor jointly developed by Janssen and Medivir AB, and TMC647055, a once-daily non-nucleoside polymerase inhibitor, boosted with low dose ritonavir, being developed by Janssen. Clinical development plans include an initial drug-drug interaction study to begin in the first quarter of 2013, followed by phase II studies as agreed between the companies and pending approval from regulatory authorities.

Nucleotide Inhibitor Program

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The Company expects to file an investigational new drug application (IND) for a lead uridine-based nucleotide analog candidate from its next-generation nucleotide prodrug discovery program in the first half of 2013. The Company also expects to conduct IND-enabling studies for additional nucleotide prodrugs in 2013.

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In February 2013, Idenix elected to discontinue the development of IDX184 and IDX19368, the Company’s guanosine-based nucleotide prodrug programs, after the U.S. Food and Drug Administration (FDA) communicated that the programs would remain on a clinical hold that began in August 2012 due to cardiac adverse events seen in a competitor’s phase II clinical trial of BMS-986094.

“In 2013, one of our primary goals is to generate IDX719 data in all-oral combination therapies, initially through collaborations beginning in the first half of the year, and subsequently with our own nucleotide prodrug by year end. Also, we have an intensive, rapidly accelerating nucleotide discovery effort and are on track to file one IND from this program in the first half of 2013 and at least one additional IND by the end of the year,” said Ron Renaud, Idenix’s President and Chief Executive Officer. “With promising candidates from two HCV classes advancing in the clinic by the end of the year, we believe we will be in a good position to evaluate multiple all-oral combination therapies for HCV.”

Fourth Quarter and Year Ended 2012 Financial Results

For the fourth quarter ended December 31, 2012, Idenix reported total revenues of $0.3 million, compared to total revenues of ($0.7) million in the fourth quarter of 2011. The Company reported a net loss of $22.7 million, or $0.17 per basic and diluted share, for the fourth quarter ended December 31, 2012, compared to a net loss of $18.1 million, or $0.18 per basic and diluted share for the fourth quarter ended December 31, 2011.

For the year ended December 31, 2012, Idenix reported total revenues of $69.7 million, compared to total revenues of $7.0 million for the year ended December 31, 2011. The Company reported a net loss of $32.4 million, or $0.27 per basic and diluted share, for the year ended December 31, 2012, compared to a net loss of $52.0 million, or $0.57 per basic and diluted share for the year ended December 31, 2011. The change in net loss is mainly due to additional revenue as a result of the recognition of $36.1 million of deferred revenue in the first quarter of 2012 related to the termination of the license agreement with ViiV Healthcare Company and $27.1 million of additional revenue recognized in the third quarter of 2012 as a result of the restructuring of our collaboration with Novartis Pharma AG in July 2012. These amounts were offset by increases in research and development expenses of $28.8 million related primarily to IDX184 and IDX719, professional and legal costs of $7.1 million and an $8.0 million intangible asset impairment charge in the third quarter of 2012 related to the termination agreement with Novartis.

2013 Financial Guidance

At December 31, 2012, Idenix’s cash and cash equivalents totaled $230.8 million. The Company expects that its current cash and cash equivalents will be sufficient to sustain its operations into at least the second half of 2014. This guidance assumes no milestone payments, license fees, reimbursement for development programs and no financing activities.

ABOUT IDENIX

Idenix Pharmaceuticals, Inc., headquartered in Cambridge, Massachusetts, is a biopharmaceutical Company engaged in the discovery and development of drugs for the treatment of human viral diseases. Idenix’s current focus is on the treatment of patients with hepatitis C infection. For further information about Idenix, please refer to www.idenix.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including but not limited to the statements regarding the Company’s future business and financial performance. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “expect,” “plans,” “anticipates,” “intends,” “will,” and similar expressions are also intended to identify forward-looking statements, as are expressed or implied statements with respect to the Company’s potential pipeline candidates, including any expressed or implied statements regarding the efficacy and safety of IDX719 or any other drug candidate; the successful development of novel combinations of direct-acting antivirals for the treatment of HCV; the likelihood and success of any future clinical trials involving IDX719 or our other drug candidates; and expectations with respect to funding of operations and future cash balances. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to the following: there can be no guarantees that the Company will advance any clinical product candidate or other component of its potential pipeline to the clinic, to the regulatory process or to commercialization; management’s expectations could be affected by unexpected regulatory actions or delays; uncertainties relating to, or unsuccessful results of, clinical trials, including additional data relating to the ongoing clinical trials evaluating its product candidates; the Company’s ability to obtain additional funding required to conduct its research, development and commercialization activities; the Company’s expectations regarding the benefits of the restructuring of its collaboration with Novartis; changes in the Company’s business plan or objectives; the ability of the Company to attract and retain qualified personnel; competition in general; and the Company’s ability to obtain, maintain and enforce patent and other intellectual property protection for its product candidates and its discoveries. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. These and other risks which may impact management’s expectations are described in greater detail under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2011, and the quarterly report on Form 10-Q for the quarter ended September 30, 2012, each as filed with the Securities and Exchange Commission (SEC) and in any subsequent periodic or current report that the Company files with the SEC.

All forward-looking statements reflect the Company’s estimates only as of the date of this release (unless another date is indicated) and should not be relied upon as reflecting the Company’s views, expectations or beliefs at any date subsequent to the date of this release. While Idenix may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if the Company’s estimates change.

IDENIX PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
Revenues:
Collaboration revenue – related party	$327	$(1,387)	$33,595	$4,328
Other revenue	—	655	36,068	2,623

Total revenues	327	(732)	69,663	6,951
Operating expenses (1):
Cost of revenues	352	593	2,654	2,324
Research and development	17,578	12,811	70,182	41,341
General and administrative	7,364	4,399	24,163	16,694
Intangible asset impairment	—	—	8,045	—

Total operating expenses	25,294	17,803	105,044	60,359

Loss from operations	(24,967)	(18,535)	(35,381)	(53,408)
Other income, net	2,152	348	2,892	1,368

Loss before income taxes	(22,815)	(18,187)	(32,489)	(52,040)
Income tax benefit	90	62	89	61

Net loss	$(22,725)	$(18,125)	$(32,400)	$(51,979)

Basic and diluted net loss per share	$(0.17)	$(0.18)	$(0.27)	$(0.57)

Shares used in calculation of basic and diluted net loss per share	133,897	100,973	118,755	90,831

Comprehensive loss:
Net loss	$(22,725)	$(18,125)	$(32,400)	$(51,979)
Changes in other comprehensive income:
Foreign currency translation adjustment	194	(325)	105	(318)

Comprehensive loss	$(22,531)	$(18,450)	$(32,295)	$(52,297)

(1) Share-based compensation expenses included in operating expenses amounted to approximately:

Research and development	$533	$246	$1,810	$1,066
General and administrative	1,150	335	3,026	1,357

IDENIX PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	December 31, 2012	December 31, 2011
ASSETS
Cash and cash equivalents	$230,826	$118,271
Receivables from related party	1,195	1,157
Other current assets	5,771	4,410

Total current assets	237,792	123,838
Intangible asset, net	—	8,708
Property and equipment, net	3,274	4,696
Receivables from related party, net of current portion	6,210	—
Other assets	3,589	3,802

Total assets	$250,865	$141,044

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$15,064	$11,299
Deferred revenue, related party	714	2,897
Other current liabilities	154	36,329

Total current liabilities	15,932	50,525
Other long-term obligations	11,785	14,912
Deferred revenue, related party, net of current portion	3,988	24,382

Total liabilities	31,705	89,819
Stockholders’ equity	219,160	51,225

Total liabilities and stockholders’ equity	$250,865	$141,044